                                                                  Exhibit (h)(4)

                            ADMINISTRATIVE AGREEMENT



This Agreement is made this 29/th/ day of December, 1998, by and between Heartland Group, Inc. ("HGI"), a Maryland corporation registered under the Investment Company Act of 1940 ("1940 Act") as an open-end diversified management investment company, and Heartland Advisors, Inc. ("Administrator"), a Wisconsin corporation registered under the Investment Advisers Act of 1940 as an investment adviser.

1. Appointment. HGI hereby appoints Administrator to furnish certain administrative services with respect to HGI and the series of HGI listed in Schedule A hereto, as such schedule may be amended from time to time. Each such series is hereinafter referred to as a "Fund." Administrator accepts such appointment and agrees to perform the services described herein.

2. Administrative Services. Subject to the terms of this Agreement and the supervision and control of HGI's Board of Directors, Administrator shall provide the following services:

     (a) Provide such assistance as HGI may request in the preparation and maintenance of HGI's registration statement or statements with the Securities and Exchange Commission ("SEC");

     (b) Provide such assistance as HGI may request in the preparation and periodic updating of the prospectus and statement of additional information for each Fund (collectively, the "Prospectus");

     (c) Provide such assistance as HGI may request in the preparation, filing with appropriate regulatory authorities, and dissemination of various reports for each Fund, including but not limited to reports to shareholders under Section 30(d) of the 1940 Act, annual and semiannual reports on Form N-SAR, and notices pursuant to Rule
          24f-2;

     (d) Provide such assistance as HGI may request in arrangements for all meetings of shareholders required by law, including the collection of all information required for preparation of proxy statements, the preparation and filing with appropriate regulatory agencies of such proxy statements, the supervision of solicitation of shareholders and shareholder nominees in connection therewith, tabulation (or supervision of the tabulation) of votes, response to all inquiries regarding such meetings from shareholders, the public and the media, and preparation and retention of all minutes and all other records required to be kept in connection with such meetings;

     (e) Maintenance and retention of all HGI charter documents and the filing of all documents required to maintain HGI's status as a Maryland corporation and as a registered open-end investment company;

     (f) Arrangement and preparation and dissemination of all materials for meetings of HGI's Board of Directors and committees thereof and review and retention of all minutes and other records thereof;

     (g) Preparation and filing of HGI's federal, state, and local income tax returns and calculation of any tax required to be paid in connection therewith;

     (h) Calculation of all HGI and Fund expenses and arrangement for the payment thereof;

     (i) After consultation with the officers of HGI, preparation and submission of such filings as shall be required by the jurisdictions in which shares of each Fund ("Shares") may be sold, including, but not limited to, preparation and maintenance of the registration, qualification, or notice filings with respect to the Shares for sale under the securities laws of each such jurisdiction;

     (j) Provision of the services of persons who may be appointed as officers of HGI by HGI's Board of Directors, it being agreed that some person or persons may be officers of both HGI and the Administrator or of any affiliate of either of them, and that the existence of any such dual interest shall not affect the validity of this Agreement except as otherwise provided by specific provision of applicable law;

     (k) Preparation and, subject to approval of HGI's Chief Accounting Officer, dissemination of HGI's and each Fund's quarterly financial information to HGI's Board of Directors and preparation of such other reports relating to the business and affairs of HGI and each Fund as the officers and HGI's Board of Directors may from time to time reasonably request;

     (l) Administration of HGI's Code of Ethics and periodic reporting to HGI's Board of Directors concerning compliance therewith by directors and officers of HGI;

     (m) Provision of internal legal, compliance, audit, and risk management services and periodic reporting to HGI's Board of Directors with respect to such services;

     (n) Negotiation, administration, and oversight of third party services to HGI including, but not limited to, custody, tax, accounting and bookkeeping, transfer agency, audit, and legal services;

     (o) Negotiation and arrangement for insurance desired or required of HGI and administering all claims thereunder;

     (p) Preparation of responses to all inquiries by regulatory agencies, the press, and the general public concerning the business and affairs of HGI, including the oversight of all periodic inspections of the operations of HGI and its agents by regulatory authorities and responses to subpoenas and tax levies;

     (q) Handling and resolution of any complaints registered with HGI by shareholders, regulatory authorities, and the general public;

     (r) Monitoring legal, tax, regulatory, and industry developments related to the business affairs of HGI and communicating such developments to HGI's officers and Board of Directors as they may reasonably request or as the Administrator believes appropriate;

     (s) Administration of operating policies of HGI and recommendation to HGI's officers and Board of Directors of modifications to such policies to facilitate the protection of the shareholders or market competitiveness of HGI and each Fund and to the extent necessary to comply with new legal or regulatory requirements;

     (t) Responding to surveys conducted by third parties and reporting of each Fund's performance and other portfolio information; and

     (u) Filing of claims, class actions involving portfolio securities, and handling administrative matters in connection with the litigation or settlement of such claims with respect to each Fund.

2. Use of Affiliated Companies and Subcontractors. In connection with the services to be provided by Administrator under this Agreement, Administrator may, to the extent it deems appropriate, and subject to compliance with the requirements of applicable laws and regulations and upon receipt of approval of HGI's Board of Directors, make use of (i) its affiliated companies, if any, and their directors, officers, and employees and (ii) subcontractors selected by Administrator, provided that Administrator shall supervise and remain fully responsible for the services of all such third parties in accordance with and to the extent provided by this Agreement. All costs and expenses associated with services provided by any such third parties shall be borne by Administrator or such parties.

3. Instructions, Opinions of Counsel, and Signatures. At any time Administrator may request instructions regarding HGI from any duly authorized agent of HGI, and may consult counsel for HGI or its own counsel, in respect of any matter arising in connection with this Agreement, and it shall not be liable for any action taken or omitted by it in good faith in accordance with such instructions or with the advice or opinion of such counsel. Administrator shall be protected in acting upon any such instruction, advice, or opinion and upon any other paper or document delivered by HGI or such counsel believed by Administrator to be genuine and to have been signed by the proper person or persons, and shall not be held to have notice of any change of authority of any officer or agent of HGI, until receipt of written notice thereof from HGI, unless such change was authorized by a duly authorized employee of Administrator or Administrator shall have received written notice thereof from HGI.

4. Expenses Borne by HGI. Except to the extent expressly assumed by Administrator herein or under a separate agreement between HGI and Administrator and except to the extent required by law to be paid by Administrator, HGI shall pay all costs and expenses incidental to the organization, operations, and business of HGI and each Fund. Without limitation, such costs and expenses shall include, but not be limited to:

     (a) All charges of depositories, custodians, and other agencies for the safekeeping and servicing of its cash, securities, and other property;

     (b) All charges for equipment or services used for obtaining price quotations or for communication between Administrator or HGI and the custodian, transfer agent, or any other agent selected by HGI;

     (c) All charges for investment advisory, portfolio management, and accounting services provided to HGI by the Administrator, or any other provider of such services;

     (d) All charges for services of HGI's independent auditors and for services to HGI by legal counsel;

     (e) All compensation of directors and officers, other than those employed by Administrator or its affiliates, all expenses of HGI's officers and directors incurred in connection with their services to HGI, and all expenses of meetings of the directors or committees thereof;

     (f) All expenses incidental to holding meetings of shareholders, including expenses of printing and supplying to each record-date shareholder notice and proxy solicitation material, and all other proxy solicitation expenses;

     (g) All expenses of printing of annual or more frequent revisions of HGI prospectus(es) and of supplying each existing shareholder with a copy of a revised prospectus; provided, however, that any such expense with respect to copies for persons other than existing shareholders or regulatory agencies shall be paid by HGI's distributor;

     (h) All expenses related to preparing and transmitting certificates representing Fund shares, if any;

     (i) All expenses of bond and insurance coverage required by law or deemed advisable by HGI's Board of Directors;

     (j) All brokers' commissions and other normal charges incident to the purchase, sale, or lending of Fund securities;

     (k) All taxes and governmental fees payable to federal, state, or other governmental agencies, domestic or foreign, including all stamp or other transfer taxes;

     (l) All expenses of registering and maintaining the registration of HGI under the 1940 Act and, to the extent no exemption is available, expenses of registering HGI shares under the 1933 Act, of qualifying and maintaining qualification of HGI and of HGI shares for sale under the securities laws of various states or other jurisdictions and of registration and qualification of HGI under all other laws applicable to HGI or its business activities;

     (m) All interest on indebtedness or commitment fees for letters of credit, if any, incurred by HGI or a Fund; and

     (n) All fees, dues, and other expenses incurred by HGI in connection with membership of HGI in any trade association or other investment company organization.

5. Allocation of Expenses Borne by HGI. Any expenses borne by HGI that are attributable solely to the organization, operation, or business of a Fund shall be paid solely out of Fund assets. Any expense borne by HGI which is not solely attributable to a Fund, nor solely to any other series of shares of HGI, shall be apportioned in such manner as Administrator determines is fair and appropriate, or as otherwise specified by HGI's Board of Directors.

6.   Expenses Borne by Administrator.

     (a) Administrator at its own expense shall furnish all executive and other personnel, office space, and office facilities required to render the services set forth in this Agreement. However, Administrator shall not be required to pay or provide any credit for services provided by HGI's custodian, transfer agent, or other agents without additional cost to HGI.

     (g) In the event that Administrator pays or assumes any expenses of HGI or a Fund not required to be paid or assumed by Administrator under this Agreement, Administrator shall not be obligated hereby to pay or assume the same or similar expense in the future.

7. Administration Fee. For the services rendered, facilities provided, and charges assumed and paid by Administrator hereunder, HGI shall pay to Administrator out of the assets of each Fund fees at the annual rate for such Fund as set forth in Schedule B to this Agreement. For each Fund, the administrative fee shall accrue on each calendar day, and shall be payable monthly on the first business day of the next succeeding calendar month. The daily fee accrual shall be computed by multiplying the fraction of one divided by the number of days in the calendar year by the applicable annual rate of fee, and multiplying this product by the net assets of HGI, determined in the manner established by the Board of Directors, as of the close of business on the last preceding business day on which the Fund's net asset value was determined.

8. Reduction of Compensation and Reimbursement of Expenses. Administrator may voluntarily reduce any portion of the compensation or reimbursement of expenses due to it pursuant to this Agreement and may agree to make payments to limit the expenses which are the responsibility of a Fund under this Agreement. Any such reduction or payment shall be applicable only to such specific reduction or payment and shall not constitute an agreement to reduce any future compensation due to Administrator or make any future payment to limit expenses of a Fund hereunder. Any such reduction or payment will be agreed upon prior to accrual of the related expense or fee and will be estimated daily. Any fee withheld shall be voluntarily reduced, and any Fund expense paid by Administrator voluntarily or pursuant to an agreed expense limitation shall be reimbursed by the appropriate Fund to Administrator in the first, second or third (or any combination thereof) fiscal year next succeeding the fiscal year of the withholding, reduction, or payment to the extent permitted by applicable law. No such reimbursement shall be permitted which would cause aggregate expenses for the year of reimbursement to exceed any expense limitation then in effect; provided, however, that reimbursements may be paid prior to the Fund's payment of current expenses if so requested by Administrator even if such payment should require Administrator to waive or reduce its fees hereunder or to pay current Fund expenses for the year of reimbursement in order not to cause any expense limitation then in effect to be exceeded. Administrator may also agree not to require payment of any portion of its fees or reimbursement of expenses hereunder.

9. Nonexclusivity. The services of Administrator to HGI hereunder are not to be deemed exclusive, and Administrator shall be free to render similar services to others.

10. Standard of Care. Neither Administrator, nor any of its directors, officers, shareholders, agents or employees shall be liable to HGI, any Fund, or shareholders of either for any action taken or thing done by it, or its subcontractors or agents, on behalf of HGI or the Fund in carrying out the terms and provisions of this Agreement if done in good faith and without negligence or misconduct on the part of Administrator, its subcontractors, or agents. Nothing in this Agreement shall be construed to protect any officer of Administrator from liability for violation of
     Section 17(h) or (i) of the 1940 Act.

11.  Liability and Indemnification.

     (a) HGI shall indemnify and hold Administrator and its controlling persons, if any, harmless from any and all claims, actions, suits, losses, costs, damages, and expenses, including reasonable expenses for counsel, incurred by it in connection with its acceptance of this Agreement, in connection with any action or omission by it or its employees, agents, or subcontractors in the performance of its duties hereunder to HGI, or as a result of acting upon any instruction believed by it to have been executed by a duly authorized agent of HGI or as a result of acting upon information provided by HGI in form and under policies agreed to by Administrator and HGI; provided, however, that (i) to the extent such claims, actions, suits, losses, costs, damages, or expenses relate solely to one or more Funds, such indemnification shall be only out of the assets of that Fund or group of Funds; (ii) this indemnification shall not apply to actions or omissions constituting negligence or misconduct on the part of Administrator or its employees, agents, or subcontractors, including, but not limited to, willful misfeasance, bad faith, or negligence in the performance of their duties, or reckless disregard of their obligations and duties under this Agreement; and (iii) Administrator shall give HGI prompt notice and reasonable opportunity to defend against any such claim or action in its own name or in the name of Administrator. In any event, HGI shall not be responsible for any claim settled or compromised, or for any confession of judgment, without its prior written consent, which consent shall not be unreasonably withheld.

     (b) Administrator shall indemnify and hold harmless HGI from and against any and all claims, demands, expenses, and liabilities which HGI may sustain or incur arising out of, or incurred because of, the negligence or misconduct of Administrator, or its agents or contractors, or the breach by Administrator of its obligations under this Agreement, provided, however, that (i) this indemnification shall not apply to actions or omissions constituting negligence or misconduct on the part of HGI, or its other agents or contractors, and
          (ii) HGI shall give Administrator prompt notice and reasonable opportunity to defend against any such claim or action in its own name or in the name of HGI. In any event, Administrator shall not be responsible for any claim settled or compromised, or for any confession of judgment, without its prior written consent, which consent shall not be unreasonably withheld.

12.  Effective Date, Amendment, and Termination.

     (a) This Agreement shall become effective as to any Fund as of the effective date for that Fund specified in Schedule A hereto and, unless terminated as hereinafter provided, shall remain in effect with respect to such Fund thereafter from year to year so long as such continuance is specifically approved with respect to that Fund at least annually by a majority of the directors who are not interested persons of HGI or Administrator.

     (b) As to HGI or any Fund, this Agreement may be modified or amended from time to time by mutual agreement between Administrator and HGI, and may be terminated by Administrator or HGI on at least sixty (60) days' written notice given by the terminating party to the other party.
          Upon termination as to any Fund, HGI shall pay to Administrator such compensation as may be due under this Agreement as of the date of such termination and shall reimburse Administrator for its costs, expenses, and disbursements payable under this Agreement to such date. In the event that, in connection with a termination, a successor to any of the duties or responsibilities of Administrator hereunder is designated by HGI by written notice to Administrator, upon such termination Administrator shall promptly, and at the expense of HGI or the Fund with respect to which this Agreement is terminated, transfer to such successor all relevant books, records, and data established or maintained by Administrator under this Agreement and shall cooperate in the transfer of such duties and responsibilities, including provision, at the expense of such Fund, for assistance from personnel of Administrator in the establishment of books, records, and other data by such successor.

13. Assignment. Any interest of Administrator under this Agreement shall not be assigned either voluntarily or involuntarily, by operation of law or otherwise, without the prior written consent of HGI.

14.  Books and Records.

     (a) Administrator shall maintain, or oversee the maintenance by such other persons as may from time to time be approved by the Board of Directors to maintain, the books, documents, records, and data required to be kept by HGI under the 1940 Act, the laws of the State of Maryland, or such other authorities having jurisdiction over HGI, or as may otherwise be required for the proper operation of the business and affairs of HGI.

     (b) Administrator will periodically send to HGI all books, documents, records, and data of HGI and each of its Funds listed in Schedule A that are no longer needed for current purposes or required to be retained as set forth herein. Administrator shall have no liability for loss or destruction of such books, documents, records, or data after they are returned to HGI.

     (c) Except as the parties otherwise agree, Administrator agrees that all such books, documents, records, and data which it maintains shall be maintained in accordance with Rule 31a-3 of the 1940 Act and that any such items maintained by it shall be the property of HGI. Administrator further agrees to surrender promptly to HGI any such items it maintains upon request; provided, however, that Administrator shall be permitted to retain a copy of all such items. Administrator agrees to preserve all such items maintained under Rule 31a-1 for the period prescribed under Rule 31a-2 of the 1940 Act.

     (d) HGI shall furnish or otherwise make available to Administrator such copies of the financial statements, proxy statements, reports, and other information relating to the business and affairs of each Fund or of HGI as Administrator may, at any time or from time to time, reasonably require in order to discharge its obligations under this agreement.

15. Use of Administrator's Name. Unless otherwise prohibited by Administrator, HGI may use its name and the names of its Funds listed in Schedule A or any other name derived from the name "Heartland," or any servicemark or trademark owned by Administrator, only for so long as this Agreement or any extension, renewal, or amendment hereof remains in effect, including any similar agreement with any organization which shall have succeeded to the business of Administrator as it relates to the services it has agreed to furnish under this Agreement. At such time as this Agreement or any extension, renewal, or amendment hereof, or such other similar agreement shall no longer be in effect, HGI will cease to use any name derived from the name "Heartland" or otherwise connected with Administrator, or with any organization which shall have succeeded to Administrator's business herein described, and any servicemark or trademark owned by Administrator.

16. Notice. Any notice under this Agreement shall be in writing, addressed and delivered or sent by certified mail, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notices. Until further notice, it is agreed that the address of both HGI and Administrator is 790 North Milwaukee Street, Milwaukee, Wisconsin 53202, Attention: Secretary. With respect to any notice given hereunder to HGI, a copy shall be delivered to Quarles & Brady LLP, 411 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, Attention: Conrad G. Goodkind, Esq., and with respect to any notice given hereunder to Administrator, a copy shall be delivered to Heartland Advisors, Inc., 790 North Milwaukee Street, Milwaukee, Wisconsin 53202, Attention: General Counsel.

17. Headings. Headings are placed herein for convenience of reference only and shall not be taken as part hereof or control or affect the meaning, construction, or effect of this Agreement.

18. Governing Law. This Agreement shall be governed by the laws of the State of Wisconsin.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

                                       HEARTLAND GROUP, INC.



                                       By: ________________________________
                                           William J. Nasgovitz
                                           President
Attest:



__________________________________
Lois J. Schmatzhagen
Secretary






                                       HEARTLAND ADVISORS, INC.




                                       By: ________________________________
                                           William J. Nasgovitz
                                           President
Attest:



__________________________________
Lois J. Schmatzhagen
Secretary

                            ADMINISTRATIVE AGREEMENT

                                   SCHEDULE A

The Funds of Heartland Group, Inc. currently subject to this Agreement are:

                                                                Effective Date
                                                                --------------

     Heartland Taxable Short Duration Municipal Fund            12/29/98


Dated: December 29, 1998

                                       HEARTLAND GROUP, INC.



                                       By: ________________________________
                                           William J. Nasgovitz
                                           President
Attest:



__________________________________
Lois J. Schmatzhagen
Secretary
                                       HEARTLAND ADVISORS, INC.



                                       By: ________________________________
                                           William J. Nasgovitz
                                           President
Attest:



__________________________________
Lois J. Schmatzhagen
Secretary

                            ADMINISTRATIVE AGREEMENT

                                   SCHEDULE B


Compensation pursuant to Section 7 of this Agreement shall be 0.15 of 1% of the average daily net assets of the Heartland Taxable Short Duration Municipal Fund.




Dated:  December 29, 1998
                                       HEARTLAND GROUP, INC.



                                       By: ________________________________
                                           William J. Nasgovitz
                                           President
Attest:



__________________________________
Lois J. Schmatzhagen
Secretary
                                       HEARTLAND ADVISORS, INC.




                                       By: ________________________________
                                           William J. Nasgovitz
                                           President
Attest:



__________________________________
Lois J. Schmatzhagen
Secretary